Exhibit 5.1


                              FORM OF OPINION



                         __________________, 1996



First Monco Bancshares, Inc.
129 Hines Street
Monroeville, Alabama 36460

     Re: Merger of First Monco Bancshares, Inc. with and into South Alabama Bancorporation, Inc.

Gentlemen:

     We have represented South Alabama Bancorporation, Inc. ("SAB") in connection with the merger of First Monco Bancshares, Inc. ("FMB") with and into SAB (the "Merger"). In that connection, we have examined the following:

     1. The Agreement and Plan of Merger by and between FMB and SAB as of May 31, 1996, as amended and restated as of August 21, 1996 (the "Agreement");

     2.   The articles of incorporation and by-laws of SAB;

     3. Resolutions of the Board of Directors of SAB and FMB and of the stockholders of SAB and FMB authorizing the necessary corporate actions to enable SAB and FMB to comply with the terms of the Agreement and to perform the matters contemplated thereby;

     4.   The approval of the Merger by the Federal Reserve Board;

     5. SAB s registration statement under the Securities Act of 1933 filed on Securities and Exchange Commission Form S-4 (the "Registration Statement"); and

     6.   Such other documents as we felt necessary to give this opinion.

     Based upon our examination of the foregoing, we are of the opinion that on the effective date of the Merger, the shares of common capital stock of SAB to be issued to FMB shareholders will be duly authorized by SAB and, when issued, will be legally and validly issued and will be fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Joint Proxy Statement and Prospectus included as part of the Registration Statement. This opinion is being provided solely for the use of FMB and the shareholders of FMB. No other purpose or party shall be entitled to rely on this opinion.

                              Yours very truly,

                              HAND ARENDALL, L.L.C.